Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-176419, 333-183976, 333-201326, 333-208865, 333-269334 ,333-276325 and 333-284059) and Form F-3 (Nos. 333-239485, 333-229021 and 333-276323) of BioLineRx Ltd. of our report dated March 31, 2025 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 31, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited